Exhibit 99.1

ViewCentral, Inc.

Financial Statements

December 31, 2005

Frank, Rimerman + Co. LLP

Board of Directors

ViewCentral, Inc.

Mountain View, California

INDEPENDENT AUDITORS’ REPORT

We have audited the accompanying balance sheet of ViewCentral, Inc. (the Company) as of December 31, 2005 and related statements of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ViewCentral, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses and net cash outflows from operations since inception. The Company will need to generate sufficient cash flows from operations or raise additional financing to sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Frank, Rimerman & Co. LLP

January 19, 2006

ViewCentral, Inc.

Balance Sheet

December 31, 2005
ASSETS
Current Assets
Cash and cash equivalents	$486,811
Accounts receivable	1,602,811
Prepaid expenses	24,903

Total current assets	2,114,525

Property and Equipment, net	57,470

Deposits	15,468

$2,187,463

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$42,393
Line of credit	34,677
Accrued expenses	319,258
Current portion of capital lease obligation	9,223
Deferred revenue	3,703,918

Total current liabilities	4,109,469

Capital Lease Obligation, net of current portion	11,788

Commitments and Contingencies (Notes 1, 5, 8 and 11)

Redeemable convertible preferred stock
Series B-1, $0.001 par value, 5,000,000 shares authorized, 3,887,507 shares issued and outstanding (aggregrate liquidation preference of $5,442,510)	2,671,130
Series A, $0.001 par value, 20,000,000 shares authorized, 18,163,287 shares issued and outstanding (aggregrate liquidation preference of $12,714,300)	12,687,492

Total preferred stock	15,358,622
Stockholders’ Deficit
Common stock, $0.001 par value, 47,000,000 shares authorized, 771,386 shares issued and outstanding	171,468
Accumulated deficit	(17,463,884)

Total stockholders’ deficit	(17,292,416)

$2,187,463

See Independent Auditors’ Report and Notes to Financial Statements

ViewCentral, Inc.

Statement of Operations

Year Ended December 31, 2005
Revenues	$3,788,173

Cost of Revenues	575,766

3,212,407
Operating Expenses
Research and development	1,102,048
Sales and marketing	2,330,207
General and administrative	678,525
Depreciation	66,879

4,177,659

Operating Loss	(965,252)

Interest and Other Expenses, net	9,830

Net Loss	$(975,082)

See Independent Auditors’ Report and Notes to Financial Statements

ViewCentral, Inc.

Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Year Ended December 31, 2005

	Redeemable Convertible Preferred Stock							Accumulated Deficit
	Series B-1		Series A			Common Stock
	Shares	Amount	Shares	Amount	Preferred Stock	Shares	Amount		Stockholders’ Deficit
Balances, December 31, 2004	3,887,507	2,671,130	18,163,287	12,687,492	15,358,622	771,386	171,468	(16,488,802)	(16,317,334)
Net loss	—	—	—	—	—	—	—	(975,082)	(975,082)

Balances, December 31, 2005	3,887,507	$2,671,130	18,163,287	$12,687,492	$15,358,622	771,386	$171,468	$(17,463,884)	$(17,292,416)

See Independent Auditors’ Report and Notes to Financial Statements

ViewCentral, Inc.

Statement of Cash Flows

Year Ended December 31, 2005
Cash Flows from Operating Activities
Net loss	$(975,082)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	66,880
Changes in operating assets and liabilities:
Accounts receivable	(74,356)
Prepaid expenses	1,201
Accounts payable	(14,788)
Accrued expenses	(29,761)
Deferred revenue	1,256,576

Net cash provided by operating activities	230,670

Cash Flows from Investing Activities
Purchase of property and equipment	(7,979)
Decrease in deposits	7,097

Net cash used in investing activities	(882)

Cash Flows from Financing Activities
Net borrowings on line of credit	34,677
Payments on capital lease obligation	(7,217)

Net cash provided by financing activities	27,460

Increase in Cash and Cash Equivalents	257,248

Cash and Cash Equivalents, beginning of year	229,563

Cash and Cash Equivalents, end of year	$486,811

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$13,400

Cash paid for taxes	$800

Supplemental Disclosure of Non-Cash Investing Activities
Acquisition of equipment under capital lease obligation	$28,228

See Independent Auditors’ Report and Notes to Financial Statements

ViewCentral, Inc.

Notes to Financial Statements

1.	Nature of Business and Management’s Plans Regarding Financing Future Operations

Nature of Business

ViewCentral, Inc. (the Company) develops, markets, sells, and hosts on-demand marketing and training event management solutions. These solutions automate and streamline the registration, payment, marketing, scheduling, reporting and follow-up for sales, marketing, and training functions. As an Application Service Provider (ASP), ViewCentral has recurring revenues from its clients and off-loads the burdens of IT management, software installation and security from them. ViewCentral, Inc. was incorporated under the laws of the State of California on February 19, 1999, and is headquartered in Mountain View, California.

Management’s Plans Regarding Financing Future Operations

The Company has incurred operating losses since inception and has a working capital deficit. Historically, the Company has relied on equity financing in order to fund operating losses; however, in 2005 the Company had positive cash flow from operations. The Company believes that it will continue to generate sufficient revenues in 2006 to sustain operations. Failure to generate sufficient revenues, or manage expenditures could have a material adverse effect on the Company’s financial condition and, therefore, raises substantial doubt about its ability to continue as a going concern. These financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

Revenue Recognition:

The Company derives its revenues primarily from subscription revenues, which are comprised of subscription fees from customers accessing its on-demand application service. The Company recognizes revenue when there is persuasive evidence of an arrangement, the service has been provided to the customer, the amount of fees to be paid is fixed and determinable, and the collectibility of fees is reasonably assured. The Company’s arrangements do not contain general rights of return.

Subscription revenues are recognized ratably over the contract terms beginning on the commencement date of each contract. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. The Company generally does not enter into multiple element arrangements.

See Independent Auditors’ Report

ViewCentral, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Research and Development Costs:

Research and development costs are expensed as incurred.

Capitalized Software for Internal Use:

The Company capitalizes costs associated with software developed or obtained for internal use subsequent to the establishment of technological feasibility in accordance with SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. To date, all software development costs, which have not been significant, have been expensed as incurred.

Advertising:

Costs associated with advertising are expensed as incurred. Advertising expenses, included in selling and marketing, were immaterial in 2005 .

Sales Commissions:

The Company recognizes commissions expense in the month a sale is invoiced to the customer. Commissions are paid in the subsequent month. Commission expenses totaled $396,000 in 2005.

Cash and Cash Equivalents:

Cash and cash equivalents include all cash balances and highly-liquid investments with a maturity of three months or less at the date of purchase.

Concentration of Credit Risk:

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places cash equivalents with high-credit, quality financial institutions. The Company maintains its cash accounts at two financial institutions at December 31, 2005. Cash balances at one financial institution are in excess of the $100,000 Federal Deposit Insurance Corporation insurable limit.

See Independent Auditors’ Report

ViewCentral, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Revenue Recognition (continued)

The Company generally does not require its customers to provide collateral or other security to support accounts receivable. To reduce credit risk, management performs on-going credit evaluations of its customers’ financial condition and continually analyzes the need for an allowance for uncollectible accounts. Historically, uncollectible accounts have been minimal.

Property and Equipment:

Property and equipment is recorded at cost. The Company depreciates property and equipment using the straight-line method over the estimated useful lives ranging from two to three years. Leasehold improvements are amortized over the shorter of the lease term or the estimated life of the asset. Equipment held under capital leases is amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets.

Income Taxes:

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and tax basis of existing assets and liabilities. Deferred income taxes are classified as current or non-current, based on the classifications of the related assets and liabilities giving rise to the temporary differences. A valuation allowance is provided against the Company’s deferred income tax assets when their realization is not reasonably assured.

Stock-Based Compensation:

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares on the date of grant. As allowed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for stock awards to employees.

Compensation expense for options granted to non-employees has been determined in accordance with SFAS 123 as the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Compensation expense for options granted to non-employees is periodically re-measured as the underlying options vest.

See Independent Auditors’ Report

ViewCentral, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

The fair value of stock-based awards to employees has been calculated using the minimum value method with the following weighted-average assumptions: expected life of 5 years, risk-free rate of 3.68% in 2005 and no dividends during the expected term. The minimum value method, which is allowed under SFAS 123 for privately-held companies, assumes zero volatility in the Company’s stock price. The pro-forma effect of applying SFAS 123 to the Company’s outstanding stock options is as follows for the years ended December 31:

2005
Net loss as reported	$(975,082)
Pro-forma effect of applying SFAS 123	(33,373)

Pro-forma net loss	$(1,008,455)

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. There was no asset impairment in 2005.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results may differ from those estimates.

See Independent Auditors’ Report

ViewCentral, Inc.

Notes to Financial Statements

Recent Accounting Pronouncement:

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payments (SFAS 123R). This standard requires expensing stock options and other share-based payments and supersedes SFAS 123, which had allowed companies to choose between expensing stock options and showing proforma disclosure only. SFAS 123R is effective for the Company beginning January 1, 2006, and will apply to all awards granted, modified, cancelled or repurchased after that date, as well as the unvested portion of prior awards. After the effective date, the Company will no longer be permitted to measure the fair value of awards assuming zero volatility for the Company’s share price (minimum value method). Because of this significant change in measurement, the Company does not expect current proforma disclosures to be indicative of future expenses related to share-based payments after the effective date.

3.	Property and Equipment

Property and equipment consist of the following at December 31:

2005
Computer hardware and office equipment	$605,450
Leasehold improvements	16,794

622,244
Less: accumulated depreciation and amortization	564,774

$57,470

Property and equipment include assets acquired under a capital lease, principally computer equipment and software, of $28,228 at December 31, 2005. Accumulated amortization of those assets was $8,625 at December 31, 2005.

See Independent Auditors’ Report

ViewCentral, Inc.

Notes to Financial Statements

4.	Income Taxes

Deferred income taxes result from the tax effect of transactions that are recognized in different periods for financial statement and income tax reporting purposes. The Company’s net deferred income tax assets at December 31, 2005 were approximately $6,860,000, and have been fully offset by a valuation allowance, as their realization is not reasonably assured. During 2005, the valuation allowance increased by 320,000. These deferred income tax assets consist primarily of net operating losses which may be carried forward to offset future income tax liabilities. The Company has federal and state net operating loss carryforwards of approximately $17,030,000 and $15,080,000, respectively, which expire beginning in 2019 and 2007.

Under certain 1986 Tax Reform Act provisions, the availability of the Company’s net operating loss is subject to limitation if it should be determined there has been a change in the ownership of more than 50% of the value of the Company’s capital stock. Such a determination could substantially limit the eventual utilization of these tax carryforwards.

A reconciliation of taxes computed at the statutory federal income tax rate to income tax benefit follows (in thousands):

December 31, 2005
Tax benefit computed at federal statutory rate	$(331,527)
Loss for which no tax benefit is currently recognizable	336,886
Other	(5,359)

Total tax provision (benefit)	$—

See Independent Auditors’ Report

ViewCentral, Inc.

Notes to Financial Statements

4.	Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the value of assets and liabilities used for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets as of December 31, 2005 are as follows:

2005
Deferred Tax Assets:

Net operating loss carryforwards	$6,642,000

Depreciation and amortization	218,000

Total Deferred Tax Assets	6,860,000

Valuation allowance	(6,860,000)

Net Deferred Tax Assets	$—

Realization of deferred tax assets is dependent upon future taxable earnings, the timing and amount of which are uncertain. Accordingly, a full valuation allowance is provided because management cannot determine that it is more likely than not that the deferred tax asset will be realized.

5.	Financing Arrangements

Lines of Credit:

The Company has a $100,000 revolving line of credit with a bank. The line of credit bears interest at an annual rate of prime plus 6.75% with interest-only payments due monthly. Total borrowings with the lender were $35,000 at December 31, 2005.

See Independent Auditors’ Report

ViewCentral, Inc.

Notes to Financial Statements

5.	Financing Arrangements (continued)

The Company has a $937,500 credit facility from a different bank. Under this credit facility the Company is allowed to borrow up to 80% of eligible accounts receivable. Borrowings are secured by substantially all of the Company’s assets. The facility is subject to renewal in March 2006. There was no balance outstanding under this credit facility at December 31, 2005.

Capital Lease Obligation:

In 2005, the Company entered a capital lease arrangement with a finance institution for the purchase of equipment with monthly payment due, including principal and interest, of $1,119 through December 2007.

6.	Capital Stock

Common Stock:

The Company is authorized to issue 47,000,000 shares of $ 0.001 par value common stock. As of December 31, 2005, the Company had 771,386 common shares issued and outstanding.

Redeemable Convertible Preferred Stock:

The Company is authorized to issue 25,000,000 shares of redeemable convertible preferred stock with a par value of $0.001. At December 31, 2005, the Board of Directors has designated 20,000,000 and 5,000,000 shares as Series A and Series B-1, respectively, of which 18,163,287 and 3,887,507 shares were issued and outstanding.

The rights, preferences, privileges and restrictions for the Series A and Series B-1 are as follows:

(a)	Series A and Series B-1 stockholders are entitled to receive non-cumulative dividends at an annual rate of $0.056 per share, when and if declared by the Board of Directors. Dividends on the preferred stock are payable prior to and in preference to dividends declared on common stock. No dividends have been declared through December 31, 2005.

(b)	Before any distribution or payment is made to the stockholders of Series A or common stock, the holders of Series B-1 shall be entitled to an amount equal to $1.40 per share for each share of Series B-1, plus all declared and unpaid dividends. Thereafter the Series A holders shall be entitled to an amount equal to $0.70 per share for each share of Series A, plus all declared and unpaid dividends. After the payment of the full liquidation preference of Series A and Series B-1, the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the common stock, Series A and Series B-1 on an as-if-converted to common stock basis until such time as the holders of Series A have

See Independent Auditors’ Report

ViewCentral, Inc.

Notes to Financial Statements

6.	Capital Stock (continued)

received an amount per share of Series A equal to three times the original issue price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like). The remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the common stock and Series B-1. The aggregate liquidation preference of Series A and Series B-1 is $12,714,300 and $5,442,510, respectively, at December 31, 2005.

(c)	Series A and Series B-1 shares are convertible, one-for-one, into common stock at the option of the holder, subject to adjustment for dilution, at a conversion price of $0.70 per share. Conversion will occur automatically upon an initial public offering with proceeds of not less than $20,000,000, and an offering price of at least five times the Series Preferred Conversion Price or $3.50 per share.

(d)	Each share of Series A and B-1 is entitled to one vote for each share of common stock into which such preferred stock could then be converted, on all matters submitted to a vote of the stockholders of the Company.

(e)	Each share of Series A and Series B-1 is redeemable at any time after January 1, 2008, if and when approved by holders of at least 67% of the outstanding shares of Series A and Series B-1 holders voting together as a class. Upon approval, all outstanding shares will be redeemed in three annual installments for cash at the original issuance price of $0.07 per share plus all declared and unpaid dividends. Since the redemption of the preferred stock is outside the control of the Company, such preferred stock has been classified outside of stockholder’s deficit.

Warrants:

In connection with the issuance of Series B-1 redeemable convertible preferred stock, the Company issued warrants to purchase 9,509,380 shares of common stock at an exercise price of $0.02 per share expiring seven years from the date of grant.

During prior years, in connection with the facility lease and services rendered, the Company issued warrants to purchase 2,500 shares of common stock at $5.00 per share exercisable through 2007.

7.	Stock Option Plans

In 1999, the Company adopted the 1999 Stock Incentive Plan, which provided for the issuance of incentive and non-statutory options to employees and non-employees of the Company. As of December 31, 2005 a total of 17,500 shares were issued and outstanding under the 1999 Stock Incentive Plan. The Company no longer uses this plan to grant stock awards.

See Independent Auditors’ Report

ViewCentral, Inc.

Notes to Financial Statements

Stock Option Plans (continued)

In 2000, the Company adopted the 2000 Stock Plan (the 2000 Plan). As of December 31, 2005, a total of 11,060,000 shares were reserved for issuance under the 2000 Plan. Under the 2000 Plan, Board of Directors may grant incentive stock options to employees and directors and non-statutory stock options to employees, directors and consultants. The exercise price of an option cannot be less than the fair value of one share of common stock on the date of grant for incentive stock options or 85% of the fair value of one share of common stock for non-statutory stock options (not less than 110% of the fair value for stockholders owning greater than 10% of all classes of stock), as determined by the Board of Directors. Options expire after ten years (five years for stockholders owning greater than 10% of all classes of stock). The 2000 Plan grants the Board of Directors the discretion to determine when granted options shall become exercisable. Options granted under the 2000 Plan generally vest over a four-year period. Under the 2000 Plan, in the event of the termination of a participant’s employment or the proposed transfer of such shares to a third party, the Company has the right to repurchase the stock.

Stock option activity under the Plans is as follows:

		Options Outstanding
	Options Available	Number of Shares	Weighted- Average Exercise Price
Balances, December 31, 2004	1,937,854	8,718,428	0.10
Granted	(316,482)	316,482	0.07
Cancelled	176,468	(176,468)	0.07

Balances, December 31, 2005	1,797,840	8,858,442	$0.10

See Independent Auditors’ Report

ViewCentral, Inc.

Notes to Financial Statements

The following table summarizes information about stock options outstanding at December 31, 2005:

Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Vested	Weighted- Average Exercise Price
$0.07-1.50	8,858,442	7.59	$0.10	6,327,269	$0.11

The Company applies APB 25 and related interpretations in accounting for its Plan. The Company has adopted the disclosure-only provisions of SFAS 123.

The Company uses the fair value method to value options granted to non-employees. The Company has issued no options to non-employees for services rendered.

8.	Operating Leases

Effective January 2006, the Company leases its office facility under a month-to-month operating lease agreement with a 60 day notice provision. Under the terms of the lease, the Company is responsible for certain insurance, property taxes and maintenance expenses. The Company also has operating equipment leases that expire through November 2007. The monthly rental payments under these agreements are approximately $9,700. Rent expense was approximately $130,400 for the year ended December 31, 2005.

See Independent Auditors’ Report

ViewCentral, Inc.

Notes to Financial Statements

9.	Major Customer

The Company had one major customer in 2005. Major customers are defined as customers where revenues are in excess of 10% of total annual revenues. Revenues to this customer amounted to approximately $416,800, or 11% of total revenues in 2005. Accounts receivable from this major customer at December 31, 2005 was $109,200 .

10.	Employee Benefit Plan

The Company has a 401(k) plan to provide defined contribution retirement benefits for all employees. Participants may contribute a portion of their compensation to the plan, subject to the limitations under the Internal Revenue Code. The Company’s contributions to the plan are at the discretion of the Board. The Company did not make any contributions to the plan in 2005.

11.	Bonus Plan

The Company has a management incentive plan which obligates the Company to pay a bonus upon a change in control, defined as a sale of substantially all of the Company’s assets or stock, or the merger with or acquisition by another company. Under the terms of the plan, certain officers and other employees are entitled to participate in a cash bonus pool of up to $1,250,000, equal to 10% of the fair market value of the net consideration paid for the Company in excess of liquidation preferences as defined in the plan.

See Independent Auditors’ Report